SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                                 FORM 8-K

                              Current Report
                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934

                               April 4, 1995
             Date of Report (date of earliest event reported)


                   EVEREST & JENNINGS INTERNATIONAL LTD.
          (Exact name of Registrant as specified in its charter)


                      Commission File Number: 0-3585


             Delaware                           95-2536185
   (State or other jurisdiction     (IRS Employer Identification No.)
of incorporation or organization)

          1100 Corporate Square Drive, St. Louis, Missouri  63132
                 (Address of principal executive offices)

    Registrant's telephone number, including area code:  (314) 995-7000



                      Exhibit Index located on Page 4



Item 2. Acquisition or Disposition of Assets.

     Pursuant to an Asset Purchase Agreement dated February 15, 1995, as amended April 4, 1995 (the "Asset Purchase Agreement"), by and among Healthtech Products, Inc. (formerly A. H. Acquisition, Inc.), a Missouri corporation ("Purchaser"), Everest & Jennings International Ltd., a Delaware corporation ("E&J" or the "Company"), and Smith & Davis Manufacturing Company, a Missouri corporation wholly-owned by E&J ("Smith & Davis"), Smith & Davis has disposed of certain of the assets relating to its hospital and nursing home bed and institutional casegoods and design businesses (the "Institutional Business") for a purchase price of approximately $6.6 million plus the assumption of certain liabilities related to the Institutional Business (including payables and accrued expenses of approximately $2.4 million). The purchase price was paid approximately $4.5 million in cash and $2.1 million in secured promissory notes of the Purchaser. Proceeds from the sale of the Institutional Business will be used primarily to reduce debt.

     The Institutional Business was classified as a discontinued operation in the fourth quarter of 1993 (See Note 2 - Restructuring Expenses and Note 4 - Assets Held for Sale of the Notes to the Company's Consolidated Financial Statements included in Item 8 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994). Revenues and net loss from operations (unaudited) for the Institutional Business for the years ended December 31, 1994 and 1993 were as follows:

                                  1994              1993
                                  ----              ----

               Revenues        $21,220,000       $17,335,000
               Net loss       $(1,400,000)     $(17,310,000)

     During the fourth quarter of 1993, the Company recorded a reserve of $13 million to write down the assets of the Institutional Business to estimated net realizable values and for the estimated operating losses during the phase-out period and the estimated costs of disposal.

     The assets sold to the Purchaser included Smith & Davis' bed manufacturing operations in Wright City, Missouri. Smith & Davis has entered into a long term supply agreement with the Purchaser to supply its requirements for homecare bed products.



Item 7.  Financial Statements and Exhibits

    (c) Exhibits.

Exhibit No. (Referenced
to Item 601(b) of
Regulation S-K)                            Description
- -----------------------                    -----------

         2.1             Asset  Purchase Agreement dated February  15,
                         1995 by and among A. H. Acquisition, Inc., Smith & Davis Manufacturing Company and Everest & Jennings International Ltd., incorporated herein by reference to Exhibit 2(d) to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994.

         2.2 Amendment to Asset Purchase Agreement dated April 4, 1995 by and among Healthtech Products, Inc. (formerly A. H. Acquisition, Inc.), Smith & Davis Manufacturing Company and Everest & Jennings International Ltd., filed herewith.



                           SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   EVEREST & JENNINGS INTERNATIONAL LTD.
                                            (Registrant)
Date:  April 12, 1995              By (TIMOTHY W. EVANS)
                                      Timothy W. Evans
                                      Vice President and
                                      Chief Financial Officer



                               EXHIBIT INDEX
                   EVEREST & JENNINGS INTERNATIONAL LTD.

                              Form 8-K dated
                     (Date of Earliest Event Reported)
                               April 4, 1995

Exhibit                                                   Sequential Page
Number                    Description                     Number/Reference
- ------                    -----------                     ----------------

2.1       Asset Purchase Agreement dated February 15,    Incorporated
          1995 by and among A. H. Acquisition, Inc.,     herein by
          Smith & Davis Manufacturing Company and        reference to
          Everest & Jennings International Ltd., incor- Exhibit 2(d) to porated herein by reference to Exhibit 2(d) to the Company's
          the Company's Annual Report on Form 10-K for   Annual Report on
          for fiscal year ended December 31, 1994.       Form 10-K for
                                                         the fiscal year
                                                         ended 12/31/94.


2.2       Amendment to Asset Purchase Agreement dated          5-7
          April 4, 1995 by and among Healthtech Products,
          Inc. (formerly A. H. Acquisition, Inc.),
          Smith & Davis Manufacturing Company and Everest
          & Jennings International Ltd., filed herewith.